Exhibit 10.6
[Form of Employee Restricted Stock Certificate]

HOME PROPERTIES, INC.

RESTRICTED STOCK CERTIFICATE

Pursuant to the terms of the Home Properties, Inc. 2011 Stock Benefit Plan (the “Plan”), in consideration for services rendered and to be rendered to Home Properties, Inc. (the “Company”) and for other good and valuable consideration, the Company is issuing to the Employee contemporaneously herewith the Shares of Restricted Stock set forth in the related Grant Agreement (the “Shares”), upon the terms and conditions set forth herein and in the Restricted Stock Terms (the “Terms”) which are attached hereto and incorporated herein in their entirety.  Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Plan or in the Terms, as applicable.

Vesting Schedule:
Subject to the provisions of the Terms and the discretion of the Company to accelerate, the Employee’s ownership interest in the Shares shall vest, and the status of the Shares as Restricted Stock and all Restrictions with respect to the Shares shall terminate, in accordance with the schedule established by the Committee on the award date (the “Original Vesting Schedule”).  The Shares shall also vest or terminate as described in Sections 3.1 and 3.2 of the Terms.

Additional Terms/Acknowledgements: By accepting this Restricted Stock Certificate, the Employee acknowledges receipt of, and understands and agrees to, this Restricted Stock Certificate, including, without limitation, the Terms.  Employee further acknowledges that as of the award date, the Grant Agreement, this Restricted Stock Certificate, including, without limitation, the Terms and the Plan, set forth the entire understanding between Employee and the Company regarding the stock grant described herein and supersedes all prior oral and written agreements on that subject.

ATTACHMENT: Restricted Stock Terms

HOME PROPERTIES, INC.

RESTRICTED STOCK TERMS

ARTICLE I

DEFINITIONS

The following terms used below shall have the meaning specified below unless the context clearly indicates to the contrary.  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

Section 1.1                      Cause

“Cause” means that the Employee’s employment by or other relationship with the Company has been terminated by written notice because:  (i) of his or her conviction of a felony for a crime involving an act of fraud or dishonesty; (ii) of intentional acts or omissions on such Employee’s part causing material injury to the property or business of the Company; or (iii) the Employee shall have breached any material term of any employment agreement in place between the Employee and the Company and shall have failed to correct such breach within any grace period provided for in such agreement or an employee shall have breached any material condition of employment and shall have failed to correct that breach within a reasonable period of time.  “Cause” for termination shall not include bad judgment or any act or omission reasonably believed by the Employee, in good faith, to have been in, or not opposed to, the best interests of the Company.

Section 1.2                      Common Stock

“Common Stock” shall mean the common stock of the Company, $.01 par value.

Section 1.3                      Disability

“Disability” shall mean the Employee’s inability to perform his or her normal required services for the Company and its Subsidiaries for a period of six consecutive months by reason of the individual’s mental or physical disability, as determined by the Committee in good faith in its sole discretion.

Section 1.4                      Restricted Stock

“Restricted Stock” shall mean the Shares issued under this Certificate for as long as such shares are subject to the Restrictions (as hereinafter defined) imposed by this Certificate.

Section 1.5                      Restrictions

“Restrictions” shall mean the restrictions set forth in Article III of this Certificate.

Section 1.6                      Retirement

“Retirement” shall mean the termination of the Employee’s employment (and other business relationships) with the Company and its Subsidiaries, other than for Cause, following the date on which the sum of the following equals or exceeds 70 years: (i) the number of years of the Employee’s employment and other business relationships with the Company and any predecessor Company and (ii) the Employee’s age on the date of termination, provided that the Employee is at least 58 years old.

 Section 1.7                      Secretary

“Secretary” shall mean the secretary of the Company.

ARTICLE II

RESTRICTED STOCK

Section 2.1                      Restricted Stock

Any shares of Common Stock granted pursuant to this Certificate shall be considered Restricted Stock for purposes of this Certificate and shall be subject to the Restrictions except to the extent that the Employee’s ownership interest in Shares vests in accordance with the Vesting Schedule set forth on the first page of this Certificate or in Sections 3.1 and 3.2.

Section 2.2                      Rights as Stockholder

From and after the award date, the Employee shall have all the rights of a stockholder with respect to the Shares, subject to the Restrictions herein, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares unless and to the extent that the Employee’s interest in Restricted Stock shall have terminated and the Restricted Stock reverts to the Company as provided in Section 3.1 of this Certificate.

ARTICLE III

RESTRICTIONS

Section 3.1                      Termination of Employment

If the Employee’s employment (or other business relationship) by the Company or a Subsidiary (as defined in the Plan) is terminated, the impact on the vesting of the Shares is as set forth below.

(a)           Termination Due to Death.  If the Employee’s employment (or other business relationship terminates by reason of death, 100% of the Shares shall vest immediately.

(b)           Termination Due to Disability.  If the Employee’s employment (or other business relationship) terminates by reason of Disability (as defined above), 100% of the Shares shall vest immediately.

(c)           Termination Without Cause.  If the Employee’s employment (or other business relationship) is terminated by the Company without Cause, 100% of the Shares shall vest immediately.

(d)           Termination by Reason of Retirement.  If the Employee’s employment terminates by reason of Retirement (as defined above), the Restrictions shall not terminate but shall continue according to the Original Vesting Schedule, except as otherwise required by the Code.

(e)           Termination for Cause.  If the Employee’s employment (or other business relationship) is terminated by the Company for Cause (as defined above), any interest of the Employee in Shares that are Restricted Stock shall thereupon immediately terminate and all rights with respect to the Restricted Stock shall immediately revert to and unconditionally be the property of the Company; provided, however, that the Employee shall be entitled to retain any cash dividends paid before the date of such event on the Restricted Stock.

(f)           Termination at the Election of the Employee.  If the Employee’s employment (or other business relationship) is voluntarily terminated at the election of the Employee (i.e., is terminated other than for death, Disability, Retirement, or a termination at the Company’s election whether for Cause or without Cause), any interest of the Employee in Shares that are Restricted Stock shall thereupon immediately terminate and all rights with respect to the Restricted Stock shall immediately revert to and unconditionally be the property of the Company; provided, however, that the Employee shall be entitled to retain any cash dividends paid before the date of such event on the Restricted Stock.

For this purpose, neither a transfer of employment from the Company to a Subsidiary (or from a Subsidiary to the Company) nor an approved leave of absence shall be deemed a “termination of employment.”  The Committee’s determination of the reason for termination of the Employee’s employment shall be conclusive and binding on the Employee and his or her representatives or legatees.

Section 3.2                      Effect of a Sale Event

Upon the occurrence of a Sale Event, 100% of the Shares shall vest immediately.

Section 3.3                      Restricted Stock Not Transferable

No Restricted Stock or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Employee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law or judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that the Employee may designate one or more trusts or other similar arrangements for the benefit of the Employee or members of his immediate family as the registered holders of Restricted Stock if and as long as the Employee acts as trustee or in a similar capacity with respect to such trust or arrangement.  Any Restricted Stock so registered shall for all purposes hereunder be deemed to be held of record by the Employee and shall be subject to all of the terms and conditions of this Certificate, including but not limited to the Restrictions and the provisions of Article III of this Certificate.

ARTICLE IV

MISCELLANEOUS

Section 4.1                      Conditions to Issuance of Stock

The Company shall not be required to issue or deliver any shares of stock or enter the Employee’s name as the stockholder of record on the books of the Company pursuant to this Certificate prior to fulfillment of all of the following conditions:

(a)           The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

(b)           The completion of any registration or other qualification of such shares under any state or Federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Company shall deem necessary or advisable; and

(c)           The obtaining of any approval or other clearance from any state or Federal governmental agency which the Company shall, in its absolute discretion, determine to be necessary or advisable; and

(d)           The payment by the Employee of all amounts required to be withheld under federal, state and local tax laws, with respect to the issuance of Restricted Stock and/or the lapse or removal of any of the Restrictions.

Section 4.2                      Notices

Any notice to be given under the terms of this Certificate to the Company shall be addressed to the Company in care of its Director of Benefits and Compensation, and any notice to be given to the Employee shall be addressed to him at his address as set forth in the Company’s records.  By a notice given pursuant to this Section 4.2, either party may hereafter designate a different address for notices to be given to it or him or her.  Any notice which is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 4.2.  Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 4.3                      Titles

Titles and captions are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Certificate.

Section 4.4                      Amendment

This Certificate may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Certificate.

Section 4.5                      Tax Withholding

The Company’s obligation (i) to issue or deliver to the Employee any unrestricted shares of stock or (ii) to pay to the Employee any dividends or make any distributions with respect to the Common Stock issued under this Certificate is expressly conditioned on the Company’s satisfaction of its obligation, if any, to withhold taxes.  The Employee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company (or make arrangements satisfactory to the Committee for payment of) any Federal, state, and local taxes required by law to be withheld on account of such taxable event.  Unless the Employee elects to pay in cash to the Company the withholding amount due prior to the date that the tax is due, the Employee shall be deemed to have elected to have the required minimum tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued or released by the transfer agent a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.

Section 4.6                      Governing Law

The laws of the State of Maryland shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Certificate regardless of the law that might be applied under principles of conflicts of laws.

Section 4.7                      No Special Employment Rights

This Certificate does not, and shall not be interpreted to, create any right on the part of the Employee to continue in the employ of the Company or any subsidiary or affiliate thereof, nor to any continued compensation, prerequisites or other current or future benefits or other incidents of employment.

Section 4.8                      Incorporation of Plan.

Notwithstanding anything herein to the contrary, this Certificate shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee set forth in Section 2.2 of the Plan.  In the event of any discrepancy or inconsistency between this Certificate and the Plan, the terms and conditions of the Plan shall control.